Exhibit 3.5.18

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “GREDE II LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

COURT ORDERED RESTATED CERTIFICATE, FILED THE NINTH DAY OF APRIL, A.D. 2007, AT 7:57 O’CLOCK A.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTY-SEVENTH DAY OF FEBRUARY, A.D. 2009, AT 2:30 O’CLOCK P.M.

CERTIFICATE OF AMENDMENT, FILED THE TWENTIETH DAY OF AUGUST, A.D. 2009, AT 2:41 O’CLOCK P.M.

CERTIFICATE OF CONVERSION, CHANGING ITS NAME FROM “CITATION CORPORATION” TO “GREDE II LLC”, FILED THE FOURTH DAY OF FEBRUARY, A.D. 2010, AT 6:39 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE FIFTH DAY OF FEBRUARY, A.D. 2010, AT 12:01 O’CLOCK A.M.

CERTIFICATE OF FORMATION, FILED THE FOURTH DAY OF FEBRUARY, A.D. 2010, AT 6:39 O’CLOCK P.M.

	Jeffrey W. Bullock, Secretary of State
2405136 8100X	AUTHENTICATION:	1768739
141277920	DATE:	10-09-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

Delaware	PAGE 2
The First State

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF FORMATION IS THE FIFTH DAY OF FEBRUARY, A.D. 2010, AT 12:01 O’CLOCK A.M.

	Jeffrey W. Bullock, Secretary of State
2405136 8100X	AUTHENTICATION:	1768739
141277920	DATE:	10-09-14
You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 04/09/2007 FILED 07:57 AM 04/09/2007 SRV 070409520 - 2405136 FILE

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITATION CORPORATION

Citation Corporation, a Delaware corporation (the “Corporation”) hereby certifies as follows:

1. The original name of the corporation is Citation Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State was May 24, 1994.

2. On September 18, 2004, the Corporation and certain of its subsidiaries filed voluntary petitions for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Northern District of Alabama, Southern Division (the “Bankruptcy Court”) (Case No. 04-08130). An Amended and Restated Certificate of Incorporation was duly adopted in accordance with Sections 245 and 303 of the Delaware General Corporation Law (the “DGCL”) pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Third Amended Joint Plan of Reorganization under Chapter 11 of the Bankruptcy Code of Citation Corporation, et al., as confirmed on May 18, 2005 by order of the Bankruptcy Court.

3. On March 12, 2007, the Corporation and its subsidiaries filed new voluntary petitions for relief under the Bankruptcy Code in the Bankruptcy Court (Case No. 07-01153- TOM). This Third Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 245 and 303 of the DGCL pursuant to the authority granted to the Corporation under Section 303 of the DGCL to put into effect and carry out the Prepackaged Joint Plan of Reorganization of under Chapter 11 of the Bankruptcy Code of Citation Corporation, et al. (the “Plan”), as confirmed on April 5, 2007 by order (the “Order”) of the Bankruptcy Court. Provision for making of this Third Amended and Restated Certificate of Incorporation is contained in the Order of the Bankruptcy Court having jurisdiction under the Bankruptcy Code for the formation of the Corporation.

4. The text of the Certificate of Incorporation of the Corporation as hereby and heretofore amended is restated to read as set forth herein in full:

FIRST: The name of the Corporation is Citation Corporation.

SECOND: The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,500,000 shares of common stock, par value $0.01 per share (the “Common Stock”).

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A. Common Stock. The following powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the Common Stock of the Corporation are fixed as follows:

(1) Voting Rights. With respect to all matters to be acted upon by the stockholders of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder’s name on the stock transfer books of the Corporation, and all shares shall be voted on a non-cumulative basis.

(2) Dividends. Dividends on shares of Common Stock shall be payable only out of funds of the Corporation legally available for the payment of such dividends and only as and when declared by the Board of Directors.

(3) Transfer Restrictions. Any transfer of securities of the Corporation not in compliance with the Stockholders Agreement, dated as of April 6, 2007, by and among the Corporation and the stockholders and warrant holders party thereto, shall be null and void.

B. Non-Voting Equity Securities. To the extent prohibited by Section 1123 of the Bankruptcy Code, the Corporation shall not issue non-voting equity securities; provided, however, that the foregoing (i) will have no further force and effect beyond that required under Section 1123 of the Bankruptcy Code, (ii) will have such force and effect, if any, only for so long as such Section 1123 is in effect and applicable to the Corporation and (iii) may be amended or eliminated in accordance with applicable law as from time to time in effect.

FIFTH: Except as otherwise provided in the bylaws of the Corporation, the Board of Directors is empowered to make, alter or repeal the bylaws of the Corporation.

SIXTH: No holder of any share or shares of any class of stock of the Corporation shall have a preemptive right to subscribe for any shares of any class of stock of the Corporation, whether now or hereafter authorized, including treasury shares, or for any securities convertible into or carrying any optional rights to purchase or subscribe for any shares of stock of any class of the Corporation now or hereafter authorized; provided, however, that no provision of this Certificate of Incorporation shall be deemed to deny the Board of Directors the right, in its discretion, to grant to the holders of the shares of any class of stock at any time outstanding the right to purchase or subscribe for shares of stock of any class or any other securities of the Corporation now or hereafter authorized at such prices and upon such other terms and conditions as the Board of Directors, in its discretion, may fix.

SEVENTH: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this

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Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

EIGHTH: The business and affairs of the Corporation shall be managed by the Board of Directors, and the election of directors need not be conducted by written ballot unless required by the bylaws of the Corporation.

NINTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: A. A director of the Corporation, and any other person or persons who, pursuant to a provision of this Certificate of Incorporation in accordance with subsection (a) of Section 141 of the General Corporation Law of the State of Delaware, exercise or perform any of the powers or duties otherwise conferred or imposed upon the Board of Directors by the General Corporation Law of the State of Delaware (hereinafter, collectively, a “director”), shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or may be hereafter amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is hereafter amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the full extent permitted by the General Corporation Law of the State of Delaware, as amended. Any repeal or modification of this Section TENTH by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

B. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent or in any other capacity while serving as a director, officer, employee or (if serving for another corporation at the request of the

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Corporation) agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or (if serving for another corporation at the request of the Corporation) agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in the paragraph below with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking to enforce rights to indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of (i) an undertaking, by or on behalf of such director or officer to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to be indemnified under this Section or otherwise and (ii) such individual furnishes to the Corporation a written affirmation of such individual’s good faith belief that such individual’s conduct does not constitute behavior of the kind that may not be indemnified under this Section TENTH.

C. If a claim under the foregoing paragraph of this Section is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

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D. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive or any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

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04/06/07 11:44 FAX 2059817867	ED&JILL BUKER	02

IN WITNESS WHEREOF, the undersigned has duly executed this Third Amended and Restated Certificate of Incorporation of Citation Corporation this 6th day of April, 2007.

CITATION CORPORATION

By:

Ed Buker
President and Chief Executive Officer

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State of Delaware Secretary of State Division of Corporations Delivered 02:34 PM 02/27/2009 FILED 02:30 PM 02/27/2009 SRV 090217629 - 2405136 FILE

CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITATION CORPORATION

Citation Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Third Amended and Restated Certificate of Incorporation dated April 9, 2007 of the Corporation is hereby amended by deleting the first sentence of Section 4 Article IV thereof and inserting the following in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 41,471,579 shares of common stock, par value $0.00001 per share (the “Common Stock”).”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Citation Corporation has caused this Certificate to be executed by its duly authorized officer on this 27th day of February, 2009.

CITATION CORPORATION

By:

Douglas J. Grimm
Chief Executive Officer

08/20/2009 14:38 FAX 734 930 2494	BODMAN ANN ARBOR	002

State of Delaware Secretary of State Division of Corporations Delivered 02:41 PM 08/20/2009 FILED 02:41 PM 08/20/2009 SRV 090795074 - 2405136 FILE

CERTIFICATE OF AMENDMENT

TO

THIRD AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

CITATION CORPORATION

Citation Corporation, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”) hereby certifies as follows:

1. The Third Amended and Restated Certificate of Incorporation dated April 9, 2007 of the Corporation is hereby amended as follows:

a. by deleting the first sentence of Section 4 Article IV thereof and inserting the following in lieu thereof:

“FOURTH: The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 1,500,000 shares of common stock, par value $0.00001 per share (the “Common Stock”).”

b. by adding the following section (C.) to Article Fourth:

“C. As of the effective time (the “Effective Time”) of this Certificate of Amendment, each thirty one (31) shares of the Company’s issued and outstanding Common Stock shall be automatically combined and changed into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any further action by the Company or the holder thereof. No fractional shares shall be issued and instead, a fraction of a share will be rounded up to one whole share. Each stock certificate outstanding immediately prior to the Effective Time shall thereafter represent the reduced number of shares as set forth in this Certificate of Amendment.”

2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, Citation Corporation has caused this Certificate to be executed by its duly authorized officer on this 20th day of August, 2009.

CITATION CORPORATION

By:

Douglas J. Grimm
Chief Executive Officer

AnnArbor_161168_1

State of Delaware Secretary of State Division of Corporations Delivered 06:39 PM 02/04/2010 FILED 06:39 PM 02/04/2010 SRV 100111589 - 2405136 FILE

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A CORPORATION TO A

LIMITED LIABILITY COMPANY PURSUANT TO

SECTION 18-214 OF THE LIMITED LIABILITY ACT

1.	The jurisdiction where the Corporation first formed is Delaware.

2.	The jurisdiction immediately prior to filing this Certificate is Delaware.

3.	The date the corporation first formed is May 24, 1994.

4.	The name of the Corporation immediately prior to filing this Certificate is “Citation Corporation”.

5.	The name of the Limited Liability Company as set forth in the Certificate of Formation is “Grede II LLC”.

6.	The effective date and time of the conversion to a limited liability company under this Certificate shall be February 5, 2010, 12:01 am EST.

IN WITNESS WHEREOF, the undersigned has executed this Certificate on the 4th day of February, A.D. 2010.

By:

Name:	Douglas J. Grimm

Title:	President

Troy_555482_3

State of Delaware Secretary of State Division of Corporations Delivered 06:39 PM 02/04/2010 FILED 06:39 PM 02/04/2010 SRV 100111589 - 2405136 FILE

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE of FORMATION

•	First: The name of the limited liability company is Grede II LLC.

•	Second: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its Registered agent at such address is The Corporation Trust Company.

•	Third: The effective date and time of this Certificate of Formation shall be February 5, 2010, 12:01 am EST.

In Witness Whereof, the undersigned has executed this Certificate of Formation this 4th day of February, 2010.

By:

Name:	Douglas J. Grimm

Title:	President

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